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                                                                    EXHIBIT 10.7

                                 PROMISSORY NOTE

$5,000                                                   As of December 19, 2005

                                                         Burlington, MA



     Navitas International Corporation (the "Maker") promises to pay to the order of Gaurav Gupta (the "Payee") the principal sum of five thousand Dollars and No Cents ($5,000) in lawful money of the United States of America, on the terms and conditions described below.

     1. PRINCIPAL. The principal balance of this Note and all accrued interest shall be repayable on the earlier of (i) December 19, 2006 or (ii) the date on which Maker consummates an initial public offering of its securities.

     2. INTEREST. Interest shall accrue on the outstanding, unpaid principal balance of this Note at the rate of 3% per annum.

     3. APPLICATION OF PAYMENTS. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney's fees, then to the payment in full of any late charges, then to accrued interest and finally to the reduction of the unpaid principal balance of this Note.

     4.   EVENTS OF DEFAULT. The following shall constitute Events of Default:

          (a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

          (b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

          (c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a

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                                                                    EXHIBIT 10.7


receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

     5.   REMEDIES.

          (a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

          (b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

     6. WAIVERS. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

     7. UNCONDITIONAL LIABILITY. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

     8. NOTICES. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery or (iv) sent by telefacsimile or (v) to the following addresses

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                                                                    EXHIBIT 10.7


or to such other address as either party may designate by notice in accordance with this Section:

     If to Maker:

          Navitas International Corporation
          Attn: Parag G. Mehta
          4 Dublin Circle
          Burlington, MA 01803


     If to Payee:

          Gaurav Gupta
          16 Ernest Road, Apartment 3
          Arlington, MA 02474


     Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date reflected on a signed delivery receipt, or (iv) two
(2) Business Days following tender of delivery or dispatch by express mail or delivery service.

     9. CONSTRUCTION. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE DOMESTIC, INTERNAL LAW, BUT NOT THE LAW OF CONFLICT OF LAWS, OF THE COMMONWEALTH OF MASSACHUSETTS.

     10. SEVERABILITY. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its President the day and year first above written.

                                               NAVITAS INTERNATIONAL CORPORATION

                                               By: /s/ Parag G. Mehta
                                                  ------------------------------
                                               Name: Parag G. Mehta
                                               Title: Chief Executive Officer